                                                                  EXHIBIT (b) 4.

PHONETEL TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR
ENDED DECEMBER 31, 1995
- -------------------------------------------------------------------------------

                                                                           (9)
                                                                      World, Public
                                                                     Telephone, IPP
                                                    PhoneTel           & Paramount
                                                  Technologies         As Adjusted            Amtel               POA
                                                 ----------------   ------------------   ----------------    ---------------

Revenues                                             $18,717,983          $18,488,923        $17,059,140         $8,215,135

Operating expenses:
   Line and transmission charges                       5,475,699            6,377,191          6,862,015          3,599,271
   Location commissions                                3,467,626            2,094,157          3,921,741          1,178,156
   Other operating expenses                            5,310,262            1,047,352          2,651,734            289,036
   Depreciation and amortization                       4,383,049            8,176,553          1,621,029          1,218,095
   Selling, general and administrative                 3,200,742            3,225,009         15,103,091          1,911,624
   Other                                                       -                    -             67,356                  -
   Contractual settlements and
       other unusual charges                           2,169,503                    -                  -                  -
                                                      ----------           ----------         ----------          ---------
                                                      24,006,881           20,920,262         30,226,966          8,196,182
                                                      ----------           ----------         ----------          ---------
          Loss from operations                        (5,288,898)          (2,431,339)       (13,167,826)            18,953

   Other income (expense):
       Interest expense - related parties                      -           (7,135,340)                 -                  -
       Interest expense - others                        (836,911)            (458,853)        (7,429,502)          (971,141)
       Interest income                                    16,112               19,671                  -                415
       Reorganization expenses                                 -                    -           (539,942)                 -
       Other                                                   -             (405,505)          (429,967)           (68,517)
                                                      ----------           ----------         ----------          ---------
       Total other income (expense)                     (820,799)          (7,980,027)        (8,399,411)        (1,039,243)
                                                      ----------           ----------         ----------          ---------
Loss before income taxes
       and extraordinary item                         (6,109,697)         (10,411,366)       (21,567,237)        (1,020,290)
   Income taxes                                                -                    -              4,000           (277,720)
                                                      ----------           ----------         ----------          ---------
Loss before extraordinary item                       ($6,109,697)        ($10,411,366)      ($21,571,237)         ($742,570)
                                                     ===========         ============       ============          =========

Earnings per share calculation:
   Preferred dividend requirements                      (309,668)            (874,101)                 -                  -
                                                      ----------           ----------         ----------          ---------
       Loss before extraordinary
           item applicable to
          common shareholders                        ($6,419,365)        ($11,285,467)      ($21,571,237)         ($742,570)
                                                     ===========         ============       ============          =========
Loss per common share before
       extraordinary item  (8)                            ($3.29)
                                                     ===========
Weighted average number of shares                      1,950,561            1,086,171          2,162,163            166,666
                                                     ===========         ============       ============          =========



                                                                    Pro Forma
                                                                   Adjustments
                                                                       for             Pro Forma
                                                     Ref          Acquisitions        As Adjusted
                                                 --------------------------------   ----------------

Revenues                                           (10,11)           ($2,871,447)       $59,609,734

Operating expenses:
   Line and transmission charges                    (10)              (1,694,515)        20,619,661
   Location commissions                             (10)                (800,000)         9,861,680
   Other operating expenses                        (10,11)            (2,227,295)         7,071,089
   Depreciation and amortization                   (10,11)             2,569,217         17,967,943
   Selling, general and administrative             (10,11)           (12,305,693)        11,134,773
   Other                                                                       -             67,356
   Contractual settlements and
       other unusual charges                                                   -          2,169,503
                                                                     -----------         ----------
                                                                     (14,458,286)        68,892,005
                                                                     -----------         ----------
          Loss from operations                                        11,586,839         (9,282,271)

   Other income (expense):
       Interest expense - related parties           (12)              (1,162,892)        (8,298,232)
       Interest expense - others                   (10,11)             7,564,998         (2,131,409)
       Interest income                                                         -             36,198
       Reorganization expenses                      (10)                 539,942                  -
       Other                                        (10)                 429,967           (474,022)
                                                                     -----------         ----------
       Total other income (expense)                                    7,372,015        (10,867,465)
                                                                     -----------         ----------
Loss before income taxes
       and extraordinary item                                         18,958,854        (20,149,736)
   Income taxes                                                                -           (273,720)
                                                                     -----------         ----------
Loss before extraordinary item                                       $18,958,854       ($19,876,016)
                                                                     ===========       ============

Earnings per share calculation:
   Preferred dividend requirements                  (13)                 530,534           (653,235)
                                                                     -----------         ----------
       Loss before extraordinary
           item applicable to
          common shareholders                                        $19,489,388       ($20,529,251)
                                                                     ===========       ============
Loss per common share before
       extraordinary item  (8)                                                               ($3.83)
                                                                                       ============
Weighted average number of shares                                                         5,365,561
                                                                                       ============



The accompanying notes are an integral part of these financial statements.
